                                                    Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
May 4, 2016	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2016 Second Quarter Results and Raises Financial Outlook for Fiscal 2016

•	Reported net sales declined 6.4% while organic net sales were up 0.5%

•	Diluted EPS was $0.26 compared to a net loss per diluted share of $1.11 in the prior year second quarter, and Adjusted Diluted EPS was $0.30 compared to $0.44 in the prior year second quarter

•	Increased Full Year Outlook - Adjusted EPS of $2.15 to $2.25 and Adjusted EBITDA of $280 million to $300 million

•	Full year free cash flow still expected to exceed $150 million

St. Louis —May 4, 2016—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the second fiscal quarter, which ended March 31, 2016. For the second fiscal quarter, net earnings were $16.4 million, or $0.26 per diluted share, compared to a net loss of $69.2 million, or a loss of $1.11 per diluted share, in the prior year second quarter. Adjusted net earnings in the second quarter were $18.5 million, or $0.30 per diluted share, compared to adjusted net earnings of $27.5 million, or $0.44 per diluted share, in the prior year second quarter.

“We achieved solid results in the second quarter adding to our momentum from the start of the year,” said Alan Hoskins, Chief Executive Officer. “We continued to increase distribution in the U.S. and pricing in certain international markets. In addition, global category trends were stable. As a result of this strong performance in the first half of the year, improving foreign currency trends and a more favorable outlook on our effective tax rate, we are increasing our full year outlook for adjusted earnings per share in the range of $2.15 to $2.25. We remain focused on delivering results for the balance of the year and a top-tier cash flow performance, as well as investing in the long-term health of our business.”
Second Quarter Financial Highlights (Unaudited)
The following is a summary of key second fiscal quarter results. All comparisons are with the second quarter of fiscal 2015 unless otherwise stated.

Net sales were $334.0 million, a decrease of 6.4%: (a)

◦
Organic net sales increased 0.5% due primarily to distribution and space gains and storm related volumes. These gains were partially offset by the lapping of the EcoAdvanced product launch in the prior year.

◦	The following items were offsetting amounts to the organic net sales increase:

▪	Unfavorable currency impacts were $15.5 million, or 4.3%;

▪	International go-to-market changes, including the exit from certain markets and shift to distributors, resulted in a decline of $3.9 million, or 1.1%; and

▪
Change in Venezuela results, due to the deconsolidation, resulted in a decline of $5.4 million, or 1.5%. This will be the last quarter of impact from the deconsolidation which occurred at the end of the prior year second quarter.

•
Gross Margin percentage was 42.4%, down 480 basis points driven in part by unfavorable currencies, change in Venezuela results and international go-to-market changes. Excluding the impact from these items, gross margin percentage declined 220 basis points driven by higher costs in the quarter due to investments in product improvements and productivity initiatives partially offset by favorable commodity and other product costs. (a)

•
A&P spending was 5.4% of net sales, a decrease of 290 basis points, or $11.4 million, due to higher prior year spending related to the EcoAdvanced launch and the timing of current year advertising and promotional activities.

•
SG&A, excluding spin and restructuring costs, was 24.3% of net sales compared to 22.5% in the prior year. The higher percentage comparison versus the prior year quarter reflects the impact of lower reported net sales, incremental investment spending and the timing of overhead spend. (a)

•	Restructuring related charges were $1.5 million in the second fiscal quarter. (a)

•	Spin-off and spin restructuring related charges were $1.9 million in the second fiscal quarter. (a)

•	Pretax income of $21.0 million compared to pre-tax loss of $71.7 million in the prior year quarter.

•
Income tax rate on a year to date basis was 29.1% due to the favorable impacts from the country mix of earnings.  This favorable change in tax rate is included in the current quarter’s results, which is reflected in the disproportionately lower rate of 21.9% in the quarter.

•	Net earnings per diluted share were $0.26.

•	Adjusted net earnings per diluted share were $0.30 compared to $0.44 prior year second quarter. (a)

•	Adjusted EBITDA was $51.4 million. (a)

•	Net cash from operating activities on a year to date basis was $128.3 million and Free Cash Flow on a year to date basis was $114.8, or 13.7% of net sales. (a)

•	Dividend payments in the quarter were approximately $15.5 million, or $0.25 per share, and $30.9 million on a year to date basis, or $0.50 per share.

•	Repurchased 600,000 shares of common stock on a year to date basis for $21.8 million.

(a) See Press Release attachments for additional information as well as the GAAP to Non-GAAP reconciliations.

Results for the second quarter and six months ended March 31, 2015 are based on carve out financial data. Net sales, Gross profit, Advertising & promotion (A&P) and Research & development (R&D) spending are directly attributable to our business. However, certain Selling, general, and administrative expense (SG&A), Interest expense, Other financing items and Spin-off and Restructuring related charges were allocated from our former parent company, Edgewell, and not necessarily representative of Energizer's stand-alone results or expected future results as an independent company.

Total Net Sales (In millions - Unaudited)
For the Quarter and Six Months Ended March 31, 2016
	Q2	% Chg	Six Months	% Chg
Net Sales - FY'15	$356.9		$858.2
Organic	1.9	0.5%	49.3	5.7%
International Go-to-Market	(3.9)	(1.1)%	(9.5)	(1.1)%
Change in Venezuela results	(5.4)	(1.5)%	(8.5)	(1.0)%
Impact of currency	(15.5)	(4.3)%	(48.7)	(5.6)%
Net sales - FY'16	$334.0	(6.4)%	$840.8	(2.0)%
**Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures attached.

Total net sales decreased 6.4% or $22.9 million driven by the unfavorable impact in foreign currency of 4.3%, the change in Venezuela results of 1.5% (due to the Company's previously announced deconsolidation) and the impact of international go-to-market changes of 1.1%, including the exit and shift to distributors in certain markets.

Organic net sales increased 0.5% in the quarter as a result of the following items:

•	Increase of approximately 3% related to distribution and space gains;

•	Decrease of approximately 3% related to the lapping of the EcoAdvanced product launch in the prior year;

•	Increase of approximately 0.5% primarily related to incremental storm volumes; and

•	Flat price/mix impact as pricing declines due to heightened competitive activity in our Asia developed markets were offset by net pricing and mix gains in the rest of world.

Total Segment Profit (In millions - Unaudited)
For the Quarter and Six Months Ended March 31, 2016
	Q2	% Chg	Six Months	% Chg
Segment Profit - FY'15	$80.8		$213.8
Organic	(1.0)	(1.2)%	30.1	14.1%
International Go-to-market	1.0	1.2%	2.6	1.2%
Change in Venezuela results	(2.0)	(2.5)%	(2.5)	(1.2)%
Impact of currency	(10.4)	(12.8)%	(34.4)	(16.1)%
Segment Profit - FY'16	$68.4	(15.3)%	$209.6	(2.0)%
**Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures attached.

Total Segment Profit in the second fiscal quarter declined 15.3%, or $12.4 million. Excluding the unfavorable movement in foreign currency of $10.4 million, the $2.0 million change in Venezuela results (due to the Company's previously announced deconsolidation) and the favorable $1.0 million net impact of go-to-market changes resulting from overhead reductions, organic segment profit declined 1.2% or $1.0 million in the current fiscal quarter. The 1.2% decline was driven primarily by lower gross margin as a result of higher costs in the quarter due to investments in product improvements and productivity initiatives partially offset by favorable commodity and other products costs.

Financial Outlook Projection for Fiscal Year 2016
As a result of the strong performance in the first half of the year, improved current foreign currency rates and a more favorable effective tax rate estimate, the company has increased its financial outlook for Adjusted EPS in the range of $2.15 to $2.25. The Company is also providing the following assumptions related to the full year financial outlook for fiscal year 2016:

•	Net Sales are expected to be down low single digits:

◦	Organic net sales are expected to be up low-single digits;

◦	The negative impact of foreign currency movement is now expected to reduce net sales by $60 to $70 million, a slight improvement from our prior outlook;

◦	International go-to-market changes are expected to reduce net sales in the low single digits, consistent with the prior outlook; and

◦	Change in Venezuela results, due to the previously announced deconsolidation, will reduce net sales by $8.5 million, or 0.5%, consistent with the prior outlook.

•
Gross Margin rates are expected to decline up to 250 basis points, consistent with the prior outlook, driven in part by unfavorable currency impacts, international go-to-market changes, the impact from the Venezuela deconsolidation and investments in product improvements and productivity initiatives.

•	SG&A as a percent of net sales, excluding spin related and restructuring costs, is expected to be in the low 20’s, consistent with the prior outlook.

•	Pre-tax income is expected to be negatively impacted due to the movement in foreign currencies by $50 to $60 million, a slight improvement from our prior outlook.

•	Income Tax Rate is now expected to be in the range of 29 to 30 percent, a slight improvement from our prior outlook.

•	Adjusted EBITDA is now expected to be in the range of $280 to $300 million, a slight improvement from our prior outlook, reflecting the impact of improved current currency rates.

•	Free Cash Flow is expected to exceed $150 million, consistent with the prior outlook.

•	Spin and restructuring costs are now expected to be in the range of $15 to $20 million in fiscal year 2016.

All comparisons above are with the fiscal year ended September 30, 2015 (which was on a carve out basis through the first three quarters), unless otherwise stated.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. eastern time today. The call will focus on second fiscal quarter earnings and the updated financial outlook for fiscal 2016. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:

http://investors.energizerholdings.com/Energizer-Holdings-Inc-Second-Quarter-Fiscal-2016-Results

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.

# # #

Forward-Looking Statements. This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	market and economic conditions;

•	market trends in the categories in which we compete;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

•
our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	our ability to improve operations and realize cost savings;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the impact of raw materials and other commodity costs;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•	our ability to acquire and integrate businesses, and to realize the projected results of acquisitions;

•	the impact of advertising and product liability claims and other litigation;

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt; and

•	the impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 20, 2015.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarter ended March 31,		For the Six Months Ended March 31,
	2016	2015	2016	2015
Net sales	$334.0	$356.9	$840.8	$858.2
Cost of products sold (2)	192.4	188.4	469.4	455.9
Gross profit	141.6	168.5	371.4	402.3
Selling, general and administrative expense (2)	83.4	103.7	167.1	214.3
Advertising and sales promotion expense	18.1	29.5	48.2	63.9
Research and development expense	6.4	6.4	12.5	12.6
Venezuela deconsolidation charge	—	65.2	—	65.2
Spin restructuring	(0.8)	23.2	0.1	24.3
Restructuring	0.3	0.3	2.5	(9.3)
Interest expense	13.1	15.2	26.0	27.7
Other financing items, net	0.1	(3.3)	(0.5)	(6.1)
Earnings/(loss) before income taxes	21.0	(71.7)	115.5	9.7
Income taxes provision/(benefit)	4.6	(2.5)	33.6	17.2
Net earnings/(loss)	$16.4	$(69.2)	$81.9	$(7.5)

Earnings per share
Basic net earnings/(loss) per share (1)	$0.27	$(1.11)	$1.32	$(0.12)
Diluted net earnings/(loss) per share (1)	$0.26	$(1.11)	$1.31	$(0.12)

Weighted average shares of common stock - Basic (1)	61.8	62.2	62.0	62.2
Weighted average shares of common stock - Diluted (1)	62.3	62.2	62.4	62.2

(1) On July 1, 2015, Edgewell distributed 62.2 million shares of Energizer Holdings, Inc. common stock to Edgewell shareholders in connection with its spin-off of Energizer Holdings, Inc. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Energizer Holdings, Inc. shares outstanding immediately following this transaction.

(2) See the Supplemental Schedules - Statement of Earnings Reconciliation attached which break out the Restructuring and Spin costs included within these lines.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	March 31, 2016	September 30, 2015
Current assets
Cash and cash equivalents	$576.3	$502.1
Trade receivables, less allowance for doubtful accounts	131.0	155.5
Inventories	218.0	275.9
Other current assets	118.1	143.4
Total current assets	$1,043.4	$1,076.9
Property, plant and equipment, net	202.5	205.6
Goodwill	37.5	38.1
Other intangible assets	77.7	76.3
Deferred tax asset	163.8	163.1
Other assets	59.5	58.6
Total assets	$1,584.4	$1,618.6

Liabilities and Shareholders' Deficit
Current liabilities
Current maturities of long-term debt	$4.0	$3.0
Note payable	9.9	5.2
Accounts payable	147.1	167.0
Other current liabilities	239.2	291.2
Total current liabilities	$400.2	$466.4
Long-term debt	983.0	984.3
Other liabilities	211.4	228.0
Total liabilities	$1,594.6	$1,678.7
Shareholders' deficit
Common stock	0.6	0.6
Additional paid-in capital	188.7	181.7
Retained earnings	57.1	6.9
Treasury stock	(21.3)	—
Accumulated other comprehensive loss	$(235.3)	$(249.3)
Total shareholders' deficit	(10.2)	(60.1)
Total liabilities and shareholders' deficit	$1,584.4	$1,618.6

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For The Six Months Ended March 31,
	2016	2015
Cash Flow from Operating Activities
Net earnings/(loss)	$81.9	$(7.5)
Non-cash restructuring costs	4.4	2.6
Depreciation and amortization	15.6	22.3
Venezuela deconsolidation charge	—	65.2
Deferred income taxes	1.2	5.3
Share-based payments	10.7	5.4
Non-cash items included in income, net	0.4	(1.7)
Other, net	(18.2)	(16.6)
Changes in current assets and liabilities used in operations	32.3	51.9
Net cash from operating activities	128.3	126.9

Cash Flow from Investing Activities
Capital expenditures	(14.2)	(18.0)
Proceeds from sale of assets	0.7	13.5
Acquisitions, net of cash acquired	—	(11.1)
Net cash used by investing activities	(13.5)	(15.6)

Cash Flow from Financing Activities
Payments on debt with maturities greater than 90 days	(1.0)	—
Net increase in debt with original maturities of 90 days or less	4.7	—
Dividends paid	(30.9)	—
Common stock purchased	(21.8)	—
Taxes paid for withheld share-based payments	(4.1)	—
Excess tax benefits from share-based payments	0.8	—
Net transfers to Edgewell	—	(110.0)
Net cash used by financing activities	(52.3)	(110.0)

Effect of exchange rate changes on cash	11.7	(0.8)

Net increase in cash and cash equivalents	74.2	0.5
Cash and cash equivalents, beginning of period	502.1	89.6
Cash and cash equivalents, end of period	$576.3	$90.1

ENERGIZER HOLDINGS, INC.
Supplemental Schedules
Introduction to the Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Six Months ended March 31, 2016

The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period and assist investors in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. Additionally, we are unable to provide a reconciliation of forward-looking non-GAAP measures due to uncertainty regarding future restructuring related charges, spin-off related charges, the impact of fluctuations in foreign currency movements and the cost of raw materials.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our four geographic segments including allocations for shared IT and finance functions. General corporate and other expenses, Global marketing expenses, R&D expenses, interest expense and charges related to the spin-off, restructuring and integration have all been excluded from segment profit.

Adjusted Earnings Before Taxes, Adjusted Net Earnings and Adjusted Diluted EPS. These measures exclude the impact of the costs related to the Venezuela deconsolidation, spin-off, restructurings and integration.

Organic. This is the non-GAAP financial measurement of the change in revenue, segment profit or other margins that excludes or otherwise adjusts for the impact of our go-to-market initiatives, the change in our Venezuela results from the deconsolidation of those operations, and the impact of currency from the changes in foreign currency exchange rates as defined below:

International Go-to-market initiatives. To compete more effectively as an independent company, we increased our use of exclusive and non-exclusive third-party distributors and wholesalers, and decreased or eliminated our business operations in certain countries, consistent with our international go-to-market strategy. In order to capture the impact of these international go-to-market changes and exits, we have separately identified the impact of these changes, which represents the year over year change in those markets since the date of exit. We expect to realize the majority of the impact from these changes by July 1, 2016.
Change in Venezuela Results. As previously announced, we deconsolidated our Venezuelan subsidiaries on March 31, 2015 and began accounting for our investment in our Venezuelan operations using the cost method of accounting. Subsequent to March 31, 2015, our financial results do not include the operating results of our Venezuelan operations. As a result of the deconsolidation, we have taken the year over year change in Venezuela results and separately identified the impact in our change in sales and segment profit for all periods presented.
Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The impact of currency is the difference between the value of current year foreign operations at the current period ending USD exchange rate, compared to the value of the current year foreign operations at the prior period ending USD exchange rate.
Adjusted Comparisons. Detail for adjusted gross margin, adjusted A&P as a percent of sales, adjusted R&D as a percent of sales and adjusted SG&A as a percent of sales are also supplemental non-GAAP measure disclosures. These measures exclude the impact of costs related to spin-off, restructuring and integration.

EBITDA and ADJUSTED EBITDA. EBITDA is defined as earnings/loss from continuing operations before income tax expense/benefit, interest and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to the spin-off, restructurings, Venezuela deconsolidation and share-based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales. Given our extensive international operations, a significant portion of our cash is generated outside of the U.S. The repatriation of cash balances from certain of our subsidiaries could have adverse tax consequences or be subject to regulatory capital requirements.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information and Supplemental Sales Data
For the Quarter and Six Months ended March 31, 2016
(In millions, except per share data - Unaudited)
Operations for Energizer are managed via four major geographic reportable segments: North America (the United States and Canada), Latin America, Europe, Middle East and Africa (“EMEA”), and Asia Pacific.

Energizer’s operating model includes a combination of standalone and shared business functions between the geographic segments, varying by country and region of the world. Shared functions include IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and also do not represent the costs of such services if performed on a standalone basis.

Segment sales and profitability, as well as the reconciliation to earnings before tax, for the quarter and six months ended March 31, 2016 and 2015, respectively, are presented below.

	Quarter Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Net Sales
North America	$168.8	$169.6	$448.0	$421.0
Latin America	26.1	33.8	60.6	72.1
EMEA	76.3	79.2	194.2	205.1
Asia Pacific	62.8	74.3	138.0	160.0
Total net sales	$334.0	$356.9	$840.8	$858.2

Segment Profit
North America	$41.1	$45.8	$131.9	$116.7
Latin America	4.6	5.3	12.5	10.0
EMEA	8.2	9.6	31.2	44.0
Asia Pacific	14.5	20.1	34.0	43.1
Total segment profit	$68.4	$80.8	$209.6	$213.8

General corporate and other expenses	$(21.3)	$(15.9)	$(37.2)	$(33.2)
Global marketing expense	(3.1)	(6.1)	(5.3)	(10.4)
Research and development expense	(6.4)	(6.4)	(12.5)	(12.6)
Venezuela deconsolidation charge	—	(65.2)	—	(65.2)
Restructuring (1)	(1.5)	(0.3)	(4.8)	9.2
Integration (1)	—	(0.5)	—	(0.9)
Spin costs (1)	(2.7)	(23.0)	(8.7)	(45.1)
Spin restructuring	0.8	(23.2)	(0.1)	(24.3)
Interest expense	(13.1)	(15.2)	(26.0)	(27.7)
Other financing items, net	(0.1)	3.3	0.5	6.1
Total earnings/(loss) before income taxes	$21.0	$(71.7)	$115.5	$9.7
(1) See the Supplemental Schedules - Statement of Earnings Reconciliation for where these charges are recorded in unaudited Consolidated Statement of Earnings.
Supplemental product information is presented below for revenues from external customers:

	Quarter Ended March 31,		Six Months Ended March 31,
Net Sales	2016	2015	2016	2015
Alkaline batteries	$199.2	$224.4	$540.2	$552.3
Other batteries and lighting products	134.8	132.5	300.6	305.9
Total net sales	$334.0	$356.9	$840.8	$858.2

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Six Months ended March 31, 2016
(In millions, except per share data - Unaudited)

The following tables provide a reconciliation of net earnings/(loss) and net earnings/(loss) per diluted share to adjusted net earnings and adjusted net earnings per diluted share, which are non-GAAP measures.

	For the Quarter Ended March 31,
(in millions, except per share data)	Earnings/(Loss) Before Income Taxes		Net Earnings/(Loss)		Diluted EPS
	2016	2015	2016	2015	2016	2015
Reported - GAAP	$21.0	$(71.7)	$16.4	$(69.2)	$0.26	$(1.11)
Impacts: Expense (Income)
Venezuela deconsolidation charge	—	65.2	—	65.2	—	1.05
Spin costs (1)	2.7	23.0	1.8	15.2	0.03	0.24
Spin restructuring	(0.8)	23.2	(0.6)	15.6	—	0.25
Restructuring (1)	1.5	0.3	0.9	0.3	0.01	—
Integration (1)	—	0.5	—	0.4	—	0.01
Adjusted - Non-GAAP	$24.4	$40.5	$18.5	$27.5	$0.30	$0.44
Weighted average shares - Diluted (2)					62.3	62.2

	For the Six Months Ended March 31,
(in millions, except per share data)	Earnings/(Loss) Before Income Taxes		Net Earnings/(Loss)		Diluted EPS
	2016	2015	2016	2015	2016	2015
Reported - GAAP	$115.5	$9.7	$81.9	$(7.5)	$1.31	$(0.12)
Impacts: Expense (Income)
Venezuela deconsolidation charge	—	65.2	—	65.2	—	1.05
Spin costs (1)	8.7	45.1	5.7	29.8	0.09	0.48
Spin restructuring	0.1	24.3	0.2	16.3	0.01	0.26
Restructuring (1)	4.8	(9.2)	3.0	(5.8)	0.05	(0.10)
Integration (1)	—	0.9	—	0.7	—	0.01
Adjusted - Non-GAAP	$129.1	$136.0	$90.8	$98.7	$1.46	$1.58
Weighted average shares - Diluted (2)					62.4	62.2

(1) See Supplemental Schedules - Statement of Earnings Reconciliation for where these costs are recorded on the unaudited Consolidated Statement of Earnings.

(2) For the quarter and six months ended March 31, 2015, diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Energizer Holdings, Inc. shares outstanding immediately following the spin-off.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales
For the Quarter and Six Months ended March 31, 2016
(In millions, except per share data - Unaudited)

Net Sales
	Q1'16	% Chg	Q2'16	% Chg	Six Months '16	% Chg
North America
Net sales - prior year	$251.4		$169.6		$421.0
Organic	31.5	12.5%	0.2	0.1%	31.7	7.5%
Impact of currency	(3.7)	(1.4)%	(1.0)	(0.6)%	(4.7)	(1.1)%
Net sales - current year	$279.2	11.1%	$168.8	(0.5)%	$448.0	6.4%

Latin America
Net sales - prior year	$38.3		$33.8		$72.1
Organic	4.6	12.0%	4.0	11.8%	8.6	11.9%
Int'l Go-to-Market	0.1	0.3%	(0.4)	(1.2)%	(0.3)	(0.4)%
Change in Venezuela results	(3.1)	(8.1)%	(5.4)	(16.0)%	(8.5)	(11.8)%
Impact of currency	(5.4)	(14.1)%	(5.9)	(17.4)%	(11.3)	(15.7)%
Net sales - current year	$34.5	(9.9)%	$26.1	(22.8)%	$60.6	(16.0)%

EMEA
Net sales - prior year	$125.9		$79.2		$205.1
Organic	9.9	7.9%	2.6	3.3%	12.5	6.1%
Int'l Go-to-Market	(2.2)	(1.7)%	(1.1)	(1.4)%	(3.3)	(1.6)%
Impact of currency	(15.7)	(12.6)%	(4.4)	(5.6)%	(20.1)	(9.8)%
Net sales - current year	$117.9	(6.4)%	$76.3	(3.7)%	$194.2	(5.3)%

Asia Pacific
Net sales - prior year	$85.7		$74.3		$160.0
Organic	1.4	1.6%	(4.9)	(6.6)%	(3.5)	(2.2)%
Int'l Go-to-Market	(3.5)	(4.1)%	(2.4)	(3.2)%	(5.9)	(3.7)%
Impact of currency	(8.4)	(9.8)%	(4.2)	(5.7)%	(12.6)	(7.9)%
Net sales - current year	$75.2	(12.3)%	$62.8	(15.5)%	$138.0	(13.8)%

Total Net Sales
Net sales - prior year	$501.3		$356.9		$858.2
Organic	47.4	9.5%	1.9	0.5%	49.3	5.7%
Int'l Go-to-Market	(5.6)	(1.1)%	(3.9)	(1.1)%	(9.5)	(1.1)%
Change in Venezuela results	(3.1)	(0.6)%	(5.4)	(1.5)%	(8.5)	(1.0)%
Impact of currency	(33.2)	(6.7)%	(15.5)	(4.3)%	(48.7)	(5.6)%
Net sales - current year	$506.8	1.1%	$334.0	(6.4)%	$840.8	(2.0)%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Profit
For the Quarter and Six Months ended March 31, 2016
(In millions, except per share data - Unaudited)

Segment Profit
	Q1'16	% Chg	Q2'16	% Chg	Six Months '16	% Chg
North America
Segment Profit - prior year	$70.9		$45.8		$116.7
Organic	22.6	31.9%	(4.1)	(9.0)%	18.5	15.9%
Impact of currency	(2.7)	(3.8)%	(0.6)	(1.3)%	(3.3)	(2.9)%
Segment Profit - current year	$90.8	28.1%	$41.1	(10.3)%	$131.9	13.0%

Latin America
Segment Profit - prior year	$4.7		$5.3		$10.0
Organic	5.8	123.4%	4.1	77.4%	9.9	99.0%
Int'l Go-to-Market	1.5	31.9%	1.1	20.8%	2.6	26.0%
Change in Venezuela results	(0.5)	(10.6)%	(2.0)	(37.7)%	(2.5)	(25.0)%
Impact of currency	(3.6)	(76.6)%	(3.9)	(73.7)%	(7.5)	(75.0)%
Segment Profit - current year	$7.9	68.1%	$4.6	(13.2)%	$12.5	25.0%

EMEA
Segment Profit - prior year	$34.4		$9.6		$44.0
Organic	0.5	1.5%	1.9	19.8%	2.4	5.5%
Int'l Go-to-Market	(0.8)	(2.3)%	(0.4)	(4.2)%	(1.2)	(2.7)%
Impact of currency	(11.1)	(32.3)%	(2.9)	(30.2)%	(14.0)	(31.9)%
Segment Profit - current year	$23.0	(33.1)%	$8.2	(14.6)%	$31.2	(29.1)%

Asia Pacific
Segment Profit - prior year	$23.0		$20.1		$43.1
Organic	2.2	9.6%	(2.9)	(14.4)%	(0.7)	(1.6)%
Int'l Go-to-Market	0.9	3.9%	0.3	1.5%	1.2	2.8%
Impact of currency	(6.6)	(28.7)%	(3.0)	(15.0)%	(9.6)	(22.3)%
Segment Profit - current year	$19.5	(15.2)%	$14.5	(27.9)%	$34.0	(21.1)%

Total Segment Profit
Segment Profit - prior year	$133.0		$80.8		$213.8
Organic	31.1	23.4%	(1.0)	(1.2)%	30.1	14.1%
Int'l Go-to-Market	1.6	1.2%	1.0	1.2%	2.6	1.2%
Change in Venezuela results	(0.5)	(0.4)%	(2.0)	(2.5)%	(2.5)	(1.2)%
Impact of currency	(24.0)	(18.0)%	(10.4)	(12.8)%	(34.4)	(16.1)%
Segment Profit - current year	$141.2	6.2%	$68.4	(15.3)%	$209.6	(2.0)%

Energizer Holdings, Inc.
Supplemental Schedules - Adjusted Comparisons Reconciliation
For the Quarter and Six Months ended March 31, 2016
(In millions, except per share data - Unaudited)

Quarter Ended March 31, 2016						% of Sales
	Sales	GM	A&P	R&D	SG&A	Sales	GM	A&P	R&D	SG&A
FY'15 - GAAP	$356.9	$168.5	$29.5	$6.4	$103.7
Adjustments (1)	—	—	—	—	(23.5)
FY'15 - Adj. GAAP	$356.9	$168.5	$29.5	$6.4	$80.2
		47.2%	8.3%	1.8%	22.5%

Impact of currency	$(15.5)	$(13.5)	$(0.6)	$—	$(4.5)	(4.3)%	(1.8)%	0.2%	0.1%	(0.3)%
Change in Venezuela results	(5.4)	(3.7)	(0.1)	—	(1.7)	(1.5)%	(0.3)%	0.1%	—%	(0.1)%
Int'l Go-to-Market	(3.9)	(1.8)	(0.4)	—	(2.4)	(1.1)%	—%	—%	—%	(0.4)%
Organic	1.9	(6.2)	(10.3)	—	9.6	0.5%	(2.0)%	(2.9)%	—%	2.6%
Other							(0.2)%	(0.3)%

FY'16 - Adj. GAAP	$334.0	$143.3	$18.1	$6.4	$81.2
% of Sales		42.9%	5.4%	1.9%	24.3%
Adjustments (2)	—	(1.7)	—	—	2.2
FY'16 - GAAP	$334.0	$141.6	$18.1	$6.4	$83.4
(1) Second quarter Fiscal 2015 SG&A as reported of $103.7 million was adjusted for Spin Costs of $23.0 million and integration costs of $0.5 million.
(2) Second quarter Fiscal 2016 SG&A as reported of $83.4 million was adjusted for Spin Costs of $2.2 million. GM as reported of $141.6 million was adjusted for restructuring related costs of $1.2 million and Spin Costs of $0.5 million.

Six Months Ended March 31, 2016						% of Sales
	Sales	GM	A&P	R&D	SG&A	Sales	GM	A&P	R&D	SG&A
FY'15 - GAAP	$858.2	$402.3	$63.9	$12.6	$214.3
Adjustments (1)	—	—	—	—	(46.1)
FY'15 - Adj. GAAP	$858.2	$402.3	$63.9	$12.6	$168.2
		46.9%	7.4%	1.5%	19.6%

Impact of currency	$(48.7)	$(43.5)	$(2.2)	$—	$(7.8)	(5.6)%	(2.6)%	0.2%	—%	0.2%
Change in Venezuela results	(8.5)	(6.1)	(0.2)	—	(3.5)	(1.0)%	(0.2)%	0.1%	—%	(0.2)%
Int'l Go-to-Market	(9.5)	(4.8)	(1.0)	—	(6.4)	(1.1)%	—%	—%	—%	(0.5)%
Organic	49.3	26.3	(12.3)	(0.1)	8.4	5.7%	0.4%	(1.8)%	—%	(0.1)%
Other								(0.2)%		(0.1)%

FY'16 - Adj. GAAP	$840.8	$374.2	$48.2	$12.5	$158.9
% of Sales		44.5%	5.7%	1.5%	18.9%
Adjustments (2)	—	(2.8)	—	—	8.2
FY'16 - GAAP	$840.8	$371.4	$48.2	$12.5	$167.1
(1) Six Months Ended March 31, 2015 SG&A as reported of $214.3 million was adjusted for Spin Costs of $45.1 million, integration costs of $0.9 million and IT enablement of $0.1 million.
(2) Six Months Ended March 31, 2016 SG&A as reported of $167.1 million was adjusted for Spin Costs of $8.2 million. GM as reported of $371.4 million was adjusted for restructuring related costs of $2.3 million and Spin Costs of $0.5 million.

Energizer Holdings, Inc.
Supplemental Schedules - EBITDA, ADJUSTED EBITDA and Free Cash Flow
For the Quarter and Six Months ended March 31, 2016
(In millions, except per share data - Unaudited)

	Q2'16	Q1'16	Q4'15	Q3'15	LTM 03/31/16	Q2'15
Net Income/(Loss)	$16.4	$65.5	$23.1	$(19.6)	$85.4	$(69.2)
Income Tax Expense/(Benefit)	4.6	29.0	7.0	(20.9)	19.7	(2.5)
Earnings/(loss) before taxes	$21.0	$94.5	$30.1	$(40.5)	$105.1	$(71.7)
Interest (2)	13.1	12.9	12.7	37.5	76.2	15.2
Depreciation & Amortization	7.8	7.8	8.6	10.9	35.1	11.6
EBITDA	$41.9	$115.2	$51.4	$7.9	$216.4	$(44.9)

Adjustments:
Restructuring	$1.5	$3.3	$2.8	$19.4	$27.0	$0.3
Spin costs	2.7	6.0	15.2	37.8	61.7	23.0
Spin Restructuring	(0.8)	0.9	3.1	11.7	14.9	23.2
Venezuela Deconsolidation	—	—	—	—	—	65.2
Share-based payments	6.1	4.6	3.9	1.8	16.4	2.2
Adjusted EBITDA	$51.4	$130.0	$76.4	$78.6	$336.4	$69.0

(1) LTM defined as the latest 12 months for the period ending March 31, 2016

(2) Includes cost of early debt retirement of $26.7 million recorded in the third fiscal quarter of 2015.

For The Six Months Ended March 31, 2016
Net cash from operating activities	$128.3
Capital expenditures	(14.2)
Proceeds from sale of assets	0.7
Free Cash Flow	$114.8

Energizer Holdings, Inc.
Supplemental Schedules - Statement of Earnings Reconciliation
For the Quarter and Six Months Ended March 31, 2016
(In millions, except per share data - Unaudited)

	Q1'16	Q2'16	Q1'15	Q2'15	Q2'16 YTD	Q2'15 YTD
Sales	$506.8	$334.0	$501.3	$356.9	$840.8	$858.2
Cost of products sold - adjusted	275.9	190.7	267.5	188.4	466.6	455.9
Gross profit - adjusted	230.9	143.3	233.8	168.5	374.2	402.3
% of Net Sales	45.6%	42.9%	46.6%	47.2%	44.5%	46.9%

SG&A (Segment)	59.2	57.3	67.1	59.8	116.5	126.9
SG&A (Corporate)	16.6	21.3	17.4	15.8	37.9	33.2
SG&A (Global Marketing)	1.9	2.6	3.5	4.6	4.5	8.1
Subtotal - SG&A - adjusted	77.7	81.2	88.0	80.2	158.9	168.2
% of Sales	15.3%	24.3%	17.6%	22.5%	18.9%	19.6%

Advertising and sales promotion expense (Segment)	29.8	17.6	33.6	28.0	47.4	61.6
Advertising and sales promotion expense (Global)	0.3	0.5	0.8	1.5	0.8	2.3
Subtotal - A&P	30.1	18.1	34.4	29.5	48.2	63.9
% of Sales	5.9%	5.4%	6.9%	8.3%	5.7%	7.4%

Research and development expense	6.1	6.4	6.2	6.4	12.5	12.6
% of Sales	1.2%	1.9%	1.2%	1.8%	1.5%	1.5%

Interest Expense	12.9	13.1	12.5	15.2	26.0	27.7
Other financing items, net	(0.6)	0.1	(2.8)	(3.3)	(0.5)	(6.1)

Restructuring	2.2	0.3	(9.6)	0.3	2.5	(9.3)
Restructuring (COGS)	1.1	1.2	—	—	2.3	—
Restructuring (SG&A)	—	—	0.1	—	—	0.1

Integration (SG&A)	—	—	0.4	0.5	—	0.9

Spin (COGS)	—	0.5	—	—	0.5	—
Spin (SG&A)	6.0	2.2	22.1	23.0	8.2	45.1
Spin restructuring	0.9	(0.8)	1.1	23.2	0.1	24.3

Venezuela deconsolidation	—	—	—	65.2	—	65.2
Earnings before income taxes	94.5	21.0	81.4	(71.7)	115.5	9.7
Income Taxes	29.0	4.6	19.7	(2.5)	33.6	17.2
NET EARNINGS	$65.5	$16.4	$61.7	$(69.2)	$81.9	$(7.5)

Energizer Holdings, Inc.
Supplemental Schedules - Statement of Earnings Reconciliation (Cont.)
For the Quarter and Six Months Ended March 31, 2016
(In millions, except per share data - Unaudited)

Cost of products sold	Q1'16	Q2'16	Q1'15	Q2'15	Q2'16 YTD	Q2'15 YTD
Cost of products sold - adjusted	$275.9	$190.7	$267.5	$188.4	$466.6	$455.9
Restructuring	1.1	1.2	—	—	2.3	—
Spin	—	0.5	—	—	0.5	—
Cost of products sold - reported	$277.0	$192.4	$267.5	$188.4	$469.4	$455.9
Reported Gross Profit	$229.8	$141.6	$233.8	$168.5	$371.4	$402.3
Reported % of Net Sales	45.3%	42.4%	46.6%	47.2%	44.2%	46.9%

SG&A	Q1'16	Q2'16	Q1'15	Q2'15	Q2'16 YTD	Q2'15 YTD
Segment SG&A	$59.2	$57.3	$67.1	$59.8	$116.5	$126.9
Corporate SG&A	16.6	21.3	17.4	15.8	37.9	33.2
Global Marketing	1.9	2.6	3.5	4.6	4.5	8.1
Restructuring	—	—	0.1	—	—	0.1
Integration	—	—	0.4	0.5	—	0.9
Spin	6.0	2.2	22.1	23.0	8.2	45.1
Reported SG&A	$83.7	$83.4	$110.6	$103.7	$167.1	$214.3
Reported % of Net Sales	16.5%	25.0%	22.1%	29.1%	19.9%	25.0%

Restructuring	Q1'16	Q2'16	Q1'15	Q2'15	Q2'16 YTD	Q2'15 YTD
Restructuring	$2.2	$0.3	$(9.6)	$0.3	$2.5	$(9.3)
Restructuring (SG&A)	—	—	0.1	—	—	0.1
Restructuring (COGS)	1.1	1.2	—	—	2.3	—
Restructuring - subtotal	$3.3	$1.5	$(9.5)	$0.3	$4.8	$(9.2)

Spin	Q1'16	Q2'16	Q1'15	Q2'15	Q2'16 YTD	Q2'15 YTD
Spin (SG&A)	$6.0	$2.2	$22.1	$23.0	$8.2	$45.1
Spin (COGS)	—	0.5	—	—	0.5	—
Spin restructuring	0.9	(0.8)	1.1	23.2	0.1	24.3
Spin - subtotal	$6.9	$1.9	$23.2	$46.2	$8.8	$69.4